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                                                                Exhibit 99.1


[Cenveo logo]

                                                                NEWS RELEASE

                 CENVEO ANNOUNCES THIRD QUARTER 2005 RESULTS
                 -------------------------------------------

              New Management Team on board since September 12th

 At least $75 million in cost savings identified and to be implemented in 2006

             Company to target $25 million of additional savings

          Company to evaluate potential sale of Canadian Operations

ENGLEWOOD, CO - (NOVEMBER 2, 2005) - Cenveo, Inc., (NYSE: CVO) announced its results for the third quarter and nine months ended September 30, 2005.

For the third quarter, the Company incurred a net loss of $64.1 million, or $1.28 per share compared to net income of $2.5 million, or $0.05 per share, in the third quarter of 2004. The third-quarter 2005 results included restructuring and other charges ($15.2 million), asset impairments ($2.1 million), loss on sale of non-strategic businesses ($0.8 million), and proxy contest related expenses ($7.0 million) totaling $25.1 million. In addition, the Company recorded a non-cash valuation allowance of $35.3 million to eliminate the remaining net U.S. deferred tax asset due to the decision not to implement identified tax strategies that could have been used to realize the net tax benefit. Net sales for the quarter were slightly higher at $430.8 million compared with to $428.1 million in 2004.

EBITDA (earnings before interest, taxes, depreciation and amortization) excluding restructuring and other charges, asset impairments, loss on sale of non-strategic businesses, and proxy contest related expenses for the third quarter of 2005 was $31.5 million compared to EBITDA of $33.5 million in the same period last year. An explanation of the Company's use of EBITDA for comparison purposes is provided below. Net cash used in operating activities in the quarter ended September 30, 2005 was $17.7 million compared to $18.7 million provided during the same period last year.


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For the nine months ended September 30, 2005, the Company reported a net loss of $97.2 million, or $1.99 per share. This compares to a net loss of $16.1 million, or $0.34 per share for the same period in 2004. The results for the nine months ended September 30, 2005 include restructuring and other charges ($22.1 million), asset impairments of ($9.8 million), loss on sale of non-strategic businesses ($2.0 million), and proxy contest related expenses ($7.6 million) totaling $41.5 million. In addition, the Company recorded an additional valuation allowance of $35.3 million against its net U.S. deferred tax asset. EBITDA, excluding restructuring and other charges, asset impairments, loss on sale of non-strategic businesses, and proxy contest related expenses for the nine months ended September 30, 2005 was $89.7 million versus EBITDA of $92.8 million for the prior year. Net sales for the first nine months of 2005 were $1.30 billion compared to $1.26 billion in 2004. Net cash used in operating activities in the nine months ended September 30, 2005 was $27.3 million compared to $14.0 million provided during the same period last year.

ROBERT G. BURTON, CHAIRMAN AND CHIEF EXECUTIVE OFFICER STATED:

"Looking back at Cenveo's results for the first nine months of the year, it is clear that the financial results of the Company are completely
              ---------------------------------------------------
unacceptable. Turning our performance around, and doing so quickly and
------------
effectively, is my number one mandate. Even before I was appointed the senior manager of the Company, I felt that there was an opportunity to reduce the Company's overall cost structure by $75 million in a two year period. Over the past two months, we have analyzed the Company's business and reviewed each cost center to identify excess costs and areas for improvement. I now feel comfortable that after initiating a number of significant actions in support of my commitment, we are well on our way to achieving at least $75 million of cost reductions by the end of 2006. This accelerated timeline is in large part due to the tremendous job the entire team has done. Specific items identified, already implemented or scheduled for implementation in the future include the following:

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     o   Centralization of general and administrative functions

     o Consolidation of the Company's vendor base and implementation of Company-wide purchasing initiatives

     o   Streamlining I.T. processes and infrastructure

     o   Corporate and field Human Resources staff rationalization

     o   Plant consolidation and rationalization

     o   Elimination of all discretionary spending

In addition, I believe that significant incremental cost savings can be achieved. I have challenged the entire organization to identify an additional $25 million of savings by the end of 2006 to bring our cost structure in line with our competitors."

MR. BURTON CONTINUED:

 "We have also decided to evaluate the sale of our Canadian operations. Our longstanding success in Canada combined with current market conditions, presents a unique opportunity that may help us to realize the substantial value of our Canadian assets. Although, there can be no assurance that we will be able to complete such a sale on acceptable terms, we believe that a successful transaction would enable us to de-leverage the balance sheet and provide an opportunity to redeploy capital that will generate additional growth opportunities domestically."

MR. BURTON CONCLUDED:

"As we head into the fourth quarter and the upcoming year, I am optimistic about the direction of the Company. We have already identified over $75 million in cost savings to be implemented throughout 2006, and it will be my personal objective to achieve an additional $25 million more. While getting there will not be easy, the new management team is on its way to building an organization that can consistently deliver results. Our twenty-five newly hired managers have worked with us in the past and fully understand that current results are unsatisfactory. They are focused, working hard and committed to delivering results that our customers, employees and shareholders expect."

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
                                             CENVEO, INC. AND SUBSIDIARIES
                                         Consolidated Statements of Operations
                                         (in thousands, except per share data)
                                                      (unaudited)

                                                            -----------------------------------------------------------
                                                                   THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                SEPTEMBER 30,
                                                            -----------------------------------------------------------
                                                                   2005          2004           2005           2004
                                                            -----------------------------------------------------------
Net sales                                                        $430,823      $428,099      $1,302,161     $1,261,238
Cost of sales                                                     347,610       343,596       1,048,885      1,004,682
-----------------------------------------------------------------------------------------------------------------------
Gross profit                                                       83,213        84,503         253,276        256,556
-----------------------------------------------------------------------------------------------------------------------
Operating expenses:
         Selling, general and administrative expenses              62,615        62,315         197,741        196,728
         Amortization of intangibles                                1,272         1,313           3,878          4,114
         Loss on sale of non-strategic businesses                     759             -           2,019              -
         Restructuring, impairment and other charges               24,378          (269)         39,467            851
-----------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                            (5,811)       21,144          10,171         54,863
-----------------------------------------------------------------------------------------------------------------------
Other expenses:
         Interest expense                                          18,079        17,859          55,074         53,771
         Loss on early extinguishment of debt                           -             -               -         17,748
         Other                                                        768           787           1,203          1,755
-----------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                 (24,658)        2,498         (46,106)       (18,411)
Income tax expense (benefit)                                       39,420             8          51,140         (1,070)
-----------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                          (64,078)        2,490         (97,246)       (17,341)
Gain on disposal of discontinued operations, net of
     $770 in income taxes                                               -             -               -          1,230
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Net income (loss)                                                $(64,078)       $2,490        $(97,246)      $(16,111)
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Income (loss) per share - basic:
         Continuing operations                                     $(1.28)        $0.05          $(1.99)        $(0.36)
         Discontinued operations                                        -             -               -           0.02
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Income (loss) per share - basic                                    $(1.28)        $0.05          $(1.99)        $(0.34)
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Income (loss) per share - diluted:
         Continuing operations                                     $(1.28)        $0.05          $(1.99)        $(0.36)
         Discontinued operations                                        -             -               -           0.02
-----------------------------------------------------------------------------------------------------------------------
                  Income (loss) per share - diluted                $(1.28)        $0.05          $(1.99)        $(0.34)
-----------------------------------------------------------------------------------------------------------------------
Weighted averages shares - basic                                   50,212        47,753          48,932         47,742
Weighted averages shares - diluted                                 50,212        48,504          48,932         47,742
                                                            -----------------------------------------------------------

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
                                               CENVEO, INC. AND SUBSIDIARIES
                                                Consolidated Balance Sheets
                                                       (in thousands)
                                                         (unaudited)

                                                                                --------------------------------------------
                                                                                     SEPTEMBER 30,        DECEMBER 31,
                                                                                         2005                 2004
                                                                                --------------------------------------------

Assets
Current assets:
         Cash and cash equivalents                                                          $883                 $796
         Accounts receivable                                                             259,756              252,711
         Inventories                                                                     125,006              112,219
         Other current assets                                                             43,706               46,019
---------------------------------------------------------------------------------------------------------------------------
                  Total current assets                                                   429,351              411,745
---------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, net                                                       339,154              367,260
Goodwill                                                                                 311,697              308,938
Other intangible assets, net                                                              25,232               28,788
Other assets                                                                              40,219               58,016
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Total assets                                                                          $1,145,653           $1,174,747
---------------------------------------------------------------------------------------------------------------------------
Liabilities and shareholders' equity
Current liabilities:
         Accounts payable                                                               $173,086             $172,731
         Accrued compensation and related liabilities                                     59,624               58,639
         Other current liabilities                                                        66,785               64,714
         Current maturities of long-term debt                                              2,821                2,270
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                  Total current liabilities                                              302,316              298,354
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Long-term debt, less current maturities                                                  789,613              767,499
Deferred income taxes                                                                     27,214               10,971
Other liabilities                                                                         38,655               40,569
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Total liabilities                                                                      1,157,798            1,117,393
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Shareholders' equity:
         Common stock                                                                        530                  487
         Paid-in capital                                                                 236,083              214,902
         Accumulated deficit                                                            (267,285)            (170,039)
         Deferred compensation                                                                 -               (2,003)
         Accumulated other comprehensive income                                           18,527               14,007
---------------------------------------------------------------------------------------------------------------------------
Total shareholders' equity                                                               (12,145)              57,354
---------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' equity                                            $1,145,653           $1,174,747
---------------------------------------------------------------------------------------------------------------------------


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
                                          CENVEO, INC. AND SUBSIDIARIES
                                      Consolidated Statements of Cash Flows
                                                 (in thousands)
                                                  (unaudited)

                                                                                  -------------------------------
                                                                                         NINE MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                                  -------------------------------
                                                                                        2005           2004
                                                                                  -------------------------------
Cash flows from operating activities:
         Net loss from continuing operations                                          $(97,246)      $(17,341)
         Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
                  Depreciation                                                          34,900         35,014
                  Amortization                                                           6,864          7,513
                  Deferred income tax expense (benefit)                                 35,970         (9,718)
                  Impairment charges                                                     9,801              -
                  Loss on sale of non-strategic businesses                               2,019              -
                  Write-off of deferred financing fees                                       -          4,220
                  Other non-cash charges, net                                            3,247         (1,520)
         Changes in operating assets and liabilities, excluding effects of operations acquired and sold:
                  Accounts receivable                                                   (5,423)       (23,941)
                  Inventories                                                          (11,861)       (21,893)
                  Accounts payable                                                        (712)        40,863
                  Other, net                                                            (4,860)           800
-----------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities                                    (27,301)        13,997
Cash flows from investing activities:
                  Acquisitions, net of cash acquired                                    (3,980)        (9,803)
                  Capital expenditures                                                 (19,698)       (20,246)
                  Proceeds from divestitures                                             6,514          2,000
                  Proceeds from sales of property, plant and equipment                     724          1,475
-----------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                                  (16,440)       (26,574)
Cash flows from financing activities:
                  Increase in borrowings under credit facility                          25,200          4,666
                  Proceeds from issuance of long-term debt                                   -        320,000
                  Repayments of long-term debt                                          (2,535)      (303,644)
                  Proceeds from the issuance of common stock                            21,087          1,053
                  Capitalized loan fees                                                      -         (9,076)
-----------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                               43,752         12,999
Effect of exchange rate changes on cash and cash equivalents                                76           (350)
-----------------------------------------------------------------------------------------------------------------
Net increase in cash and cash equivalents                                                   87             72
Cash and cash equivalents at beginning of year                                             796            307
-----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of quarter                                               $883           $379
-----------------------------------------------------------------------------------------------------------------

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
                                              CENVEO, INC. AND SUBSIDIARIES
                                          Reconciliation of Net Income to EBITDA
                                                      (in thousands)

                                                            ------------------------------------------------------------
                                                                    THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                       SEPTEMBER 30,                 SEPTEMBER 30,
                                                            ------------------------------------------------------------
                                                                   2005           2004             2005          2004
                                                            ------------------------------------------------------------

                                                            ------------------------------------------------------------
Net loss                                                         $(64,078)        $2,490        $(97,246)      $(16,111)
Interest                                                           18,079         17,859          55,074         53,771
Income taxes                                                       39,420              8          51,140         (1,070)
Depreciation                                                       11,611         12,171          34,900         35,014
Amortization                                                        1,329          1,343           3,995          4,244
Restructuring, impairment and other charges                        24,378           (269)         39,467            851
Loss on sale of non-strategic businesses                              759              -           2,019              -
Divested operations                                                    28            (67)            320         (2,437)
Loss from the early extinguishment of debt                              -              -               -         17,748
Tax on discontinued operations                                          -              -               -            770
Gain on discontinued operations                                         -              -               -              -
                                                            ------------------------------------------------------------
EBITDA, as defined                                                $31,526        $33,535         $89,669        $92,780
                                                            ------------------------------------------------------------

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                                     ###

EBITDA (earnings before interest, taxes, depreciation and amortization) should not be considered as an alternative to any measure of operating results as promulgated under accounting principles generally accepted (GAAP) in the United States (such as operating income or net income), nor should it be considered as an indicator of our overall financial performance. EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results. Additionally, our method of calculating EBITDA may be different from the method used by other companies and therefore comparability may be limited. EBITDA has not been provided as a measure of liquidity. The Supplemental Information to the press release includes the Company's Consolidated Statements of Cash Flows.

We use EBITDA as a supplemental measure of performance because we believe it gives the reader a more complete understanding of our operating results before the impact of investing and financing transactions. A reconciliation of net income (loss) under U.S. GAAP to EBITDA is presented in the Supplemental Information to this press release and clearly demonstrates our method of calculating EBITDA.

Cenveo, Inc. (NYSE: CVO), www.cenveo.com, is one of North America's leading providers of print and visual communications with one-stop services from design through fulfillment. The company's broad portfolio of services and products include, commercial printing, envelopes, labels and business documents through a network of over 80 production, fulfillment and distribution facilities throughout North America.

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which are subject to risks and uncertainties, including without limitation: (1) general economic, business and labor conditions, (2) the ability to implement the Company's strategic initiatives, (3) the ability to regain profitability after substantial losses in 2004 and the first nine months of 2005, (4) the majority of Company's sales are not subject to long-term contracts, (5) the impact of changes in the board of directors, the company's CEO and other management and strategic direction that may be made,
(6) the ability to effectively execute cost reduction programs and management reorganizations, (7) the industry is extremely competitive due to over capacity, (8) the impact of the Internet and other electronic media on the demand for envelopes and printed material, (9) postage rates and other changes in the direct mail industry, (10) environmental laws may affect the Company's business, (11) the ability to retain key management personnel,
(12) compliance with recently enacted and proposed changes in laws and regulations affecting public companies could be burdensome and expensive,
(13) the ability to successfully identify, manage and integrate possible future acquisitions, (14) dependence on suppliers and the costs of paper and other raw materials and the ability to pass paper price increases onto customers, (15) the ability to meet customer demand for additional value-added products and services, (16) changes in interest rates and currency exchange rates of the Canadian dollar, (17) the ability to manage operating expenses, (18) the risk that a decline in business volume or profitability could result in a further impairment of goodwill, and (19) the ability to timely or adequately respond to technological changes in the Company's industry.

These risks and uncertainties are also set forth under Management's Discussion and Analysis of Results of Operations and Financial Condition in the Cenveo, Inc. Annual Report for the fiscal year ended December 31, 2004, and in the Company's other SEC filings. A copy of the annual report is available on the Company's website at http://www.cenveo.com.

                           -----------------------

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 302-2707.


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